BERMAN & COMPANY, P. A.

Certified Public Accountants and Consultants

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (Amendment #1) of Upstream Worldwide, Inc. (Formerly Known As Money4Gold Holdings, Inc.) of our report dated March 31, 2010, on the financial statements of Upstream Worldwide, Inc. and Subsidiaries for the periods ended December 31, 2009 and 2008, included on Form S-1 (Amendment #1), herein, and to the reference to our firm under the heading "Experts" in the prospectus.

Berman & Company, P.A.
Certified Public Accountants

Berman & Company, P.A.

Boca Raton, Florida
June 23, 2010

551 NW 77th Street Suite 107 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com